                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Gold & Special Minerals Fund:

We consent to the use in this Registration Statement of Oppenheimer Gold &
Special Minerals Fund of our report dated July 22, 2003, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of such
Registration Statement and "Independent Auditors" appearing in the Statement of
Additional Information.

/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
October 20, 2003